Item 77M: Mergers

At a meeting held on November 17, 2009, the Trustees of BB&T Funds (the "Trustees") unanimously approved an Agreement and Plan of Reorganization (the "Plan"), attached to this Form N-SAR in Exhibit 77.Q1. At a meeting held on January 26, 2010, shareholders of the BB&T Mid Cap Growth Fund, a series of the BB&T Funds ("Mid Cap Growth Fund") also approved the Plan. Additional information regarding the shareholder meeting is provided in Exhibit 77.C of this Form N-SAR. Pursuant to the Plan, the Mid Cap Growth Fund was consolidated with and into the BB&T Mid Cap Value Fund, a series of BB&T Funds ("Mid Cap Value Fund") effective February 1, 2010. On February 1, 2010, the Mid Cap Growth Fund transferred all of its assets and liabilities to the Mid Cap Value Fund in exchange for Mid Cap Value Fund Shares having an aggregate net asset value equal to the aggregate value of the net assets acquired from the Mid Cap Growth Fund. Following the transfer, the Mid Cap Growth Fund was dissolved and Shares of the Mid Cap Value Fund received by the Mid Cap Growth Fund were distributed to the Mid Cap Growth Fund's shareholders.

At a meeting held on November 17, 2009, the Trustees of BB&T Funds (the "Trustees") unanimously approved an Agreement and Plan of Reorganization (the "Plan"), attached to this Form N-SAR as Exhibit 77.Q1. At a meeting held on January 26, 2010, shareholders of the BB&T Small Cap Fund, a series of the BB&T Funds ("Small Cap Fund") also approved the Plan. Additional information regarding the shareholder meeting is provided in Exhibit 77.C of this Form N-SAR. Pursuant to the Plan, the Small Cap Fund was consolidated with and into the Sterling Capital Small Cap Value Fund, a series of BB&T Funds ("Sterling Fund") effective February 1, 2010. On February 1, 2010, the Small Cap Fund transferred all of its assets and liabilities to the Sterling Fund in exchange for Sterling Fund Shares having an aggregate net asset value equal to the aggregate value of the net assets acquired from the Small Cap Fund. Following the transfer, the Small Cap Fund was dissolved and Shares of the Sterling Fund received by the Small Cap Fund were distributed to the Small Cap Fund's shareholders.